Exhibit 99.2

CONTACT:
Jeff Howie
EVP, Chief Financial Officer
(415) 402-4324

PRESS RELEASE

Williams-Sonoma, Inc. announces a 26% quarterly dividend increase and a new
$1 billion stock repurchase authorization

San Francisco, CA, March 13, 2024 – Williams-Sonoma, Inc. (NYSE: WSM) announced today that its Board of Directors has authorized a 26% increase in the company’s quarterly cash dividend to $1.13 per common share. The quarterly dividend is payable on May 24, 2024, to stockholders of record as of the close of business on April 19, 2024. The Board of Directors also approved a new $1 billion stock repurchase authorization, which supersedes the company’s current stock repurchase authorization.

“After our strong finish to 2023, we are proud to be positioned to increase our quarterly dividend 26% and expand our stock repurchase program to $1 billion,” said Laura Alber, President and Chief Executive Officer. “These actions reflect our on-going commitment to maximize shareholder value and deliver returns to our shareholders.”

“We are proud of our fifteen consecutive years of increased dividend payouts,” added Jeff Howie, Chief Financial Officer. “Over the last six years, we have returned over $3.7 billion to shareholders through dividends and share repurchases. Our consistent profitability, coupled with our strong cash flows, have positioned us to provide these returns to our shareholders.”

This new stock repurchase authorization is effective as of March 14, 2024, and results in $1 billion available for future repurchases under the company’s stock repurchase authorization. The company’s stock repurchase program authorizes the purchase of the company’s common stock through open market and privately negotiated transactions, including through Rule 10b5-1 plans, at such times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors, including price, corporate and regulatory requirements, capital availability and other market conditions. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our quarterly cash dividend; our stock repurchase program; our ability to continue to return capital to stockholders and maximize stockholder returns; and our long-term outlook.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; the continuing impact of inflation and measures to control inflation, including changing interest rates, on consumer spending; war in Ukraine and the Middle East, and shortages of various raw materials on our global supply chain, retail store operations and customer demand; labor and material shortages; the outcome of our growth initiatives; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy, supply chain, product, transportation and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of current and potential future tariffs and our ability to mitigate impacts; the potential for increased corporate income taxes; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, Mark and Graham, and GreenRow — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our loyalty and credit card program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico, South Korea and India, as well as e-commerce websites in certain locations. We are also proud to be a leader in our industry with our values-based culture and commitment to achieving our sustainability goals. Our company is Good By Design — we’ve deeply ingrained sustainability into our business. From our factories to your home, we’re united in a shared purpose to care for our people and our planet.

For more information on our sustainability efforts, please visit: https://sustainability.williams-sonomainc.com/

WSM-DIV
2